UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2015

Pandora Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35198	94-3352630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Webster Street, Suite 1650
Oakland, CA 94612
(Address of principal executive offices, including zip code)

(510) 451-4100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On October 7, 2015 Pandora Media, Inc., a Delaware corporation (the “Company”), filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting that on October 7, 2015, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ticketfly, Inc., a Delaware corporation (“Ticketfly”), Tennessee Acquisition Sub I, Inc., a Delaware corporation and wholly owned subsidiary of the Company, Tennessee Acquisition Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company and Shareholder Representative Services LLC, a Colorado limited liability company, as stockholders’ agent for the Ticketfly stockholders. This Form 8-K/A amends the Original Form 8-K to include the Merger Agreement as an exhibit.

Item  9.01                  Financial Statements and Exhibits.

(d)                 Exhibits.

Number	Description

2.1
Agreement and Plan of Merger, dated as of October 7, 2015, among the Company, Ticketfly, Inc., Tennessee Acquisition Sub I, Inc., Tennessee Acquisition Sub II, LLC and Shareholder Representative Services LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PANDORA MEDIA, INC.

Dated: October 8, 2015	By:	/s/ Stephen Bené
Stephen Bené
General Counsel and Corporate Secretary

EXHIBIT INDEX

Number	Description

2.1
Agreement and Plan of Merger, dated as of October 7, 2015, among the Company, Ticketfly, Inc., Tennessee Acquisition Sub I, Inc., Tennessee Acquisition Sub II, LLC and Shareholder Representative Services LLC.